UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Nicolet Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED MARCH 6, 2020
AND
NOTICE OF CHANGE OF LOCATION OF THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 11, 2020

This supplement (the “Supplement”) amends and supplements the Notice of Annual Meeting of Shareholders and Proxy Statement of Nicolet Bankshares, Inc., a Wisconsin corporation (“Nicolet” or the “Company”), dated March 6, 2020 (the “Proxy Statement”), furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for Nicolet's Annual Meeting of Shareholders to be held on Monday, May 11, 2020, or any postponement or adjournment thereof. This Supplement is being filed with the Securities and Exchange Commission (“SEC”) and is being made available to shareholders on or about April 22, 2020.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT
SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Change of Location of the Annual Meeting

Due to the public health impact of the coronavirus (“COVID-19”) pandemic and out of concern for the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) has been changed. In light of public health concerns, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting in person. While we are disappointed that we will not be able to visit in person this year, the public health concerns call for precaution at this time.

This change in location does not impact the ability of shareholders to vote in advance of the Annual Meeting by one of the methods described in the Proxy Statement. A list of shareholders of record will be available on the meeting website during the Annual Meeting for inspection by shareholders for any legally valid purpose.

The Annual Meeting will be held on Monday, May 11, 2020 at 5:00 p.m., Central Time, as previously announced.

As described in the Proxy Statement previously distributed, the holders of record of the outstanding shares of common stock on March 5, 2020, which is the date that the Board of Directors has fixed as the record date for the annual meeting (the “record date”), are entitled to vote at the Annual Meeting.

To access the Annual Meeting please go to www.meetingcenter.io/279047116. To log in to the Annual Meeting you have two options: Join as a “Guest” or Join as a “Shareholder”. To join as a “Shareholder,” a control number, which was provided in previously distributed proxy materials, and a password will be required. The password for the meeting is NCBS2020. Help and technical support for accessing and participating in the Annual Meeting will be available by following the instructions that will be posted on the above website.

Registered Holders: If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “shareholder of record” of those shares and you may use the control number found on your proxy card or notice, or email you previously received, to enter the annual meeting. You may vote during the annual meeting by following the instructions available on the meeting website during the meeting. However, we encourage all shareholders of record to vote in advance to ensure a quorum.

Beneficial Holders: If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” We encourage all shareholders to vote in advance to ensure a quorum. Beneficial owners who wish to vote their shares at the annual meeting must pre-register with Computershare no later than May 6, 2020. To pre-register, you must (i) request from your bank or broker proof of your proxy power (legal proxy) and (ii) send to the email address below, together with your name and email address, either (a) the forwarded email from your broker, or (b) an attached image of your legal proxy. Requests for registration must be labeled as “Legal Proxy” and should be sent to the following email address: legalproxy@computershare.com. All pre-registration requests must be received by Computershare no later than 5:00 p.m., Central Time, on May 6, 2020. You will receive a confirmation email from Computershare confirming your registration and providing a control number to enter the annual meeting as a shareholder.

If you do not have a control number, or you have already voted and do not wish to change your vote, you may attend as a “Guest” (non-shareholder), but will not have the option to vote your shares or ask questions at the annual meeting.

While registered holders will be given the opportunity to ask questions during the meeting, Nicolet encourages all shareholders and attendees to provide questions and comments ahead of the meeting by calling Nicolet’s Investor Relations at (920) 617-4540, or by sending the question or comment to IR@nicoletbank.com. It is anticipated that all relevant questions will be addressed by executive management at the virtual meeting.

Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. If you attend the meeting as a shareholder, you will have the right to revoke the proxy and vote your shares by one of the methods described in the Proxy Statement.

The proxy card or voting instruction form included with the Proxy Statement previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

The Proxy Statement, the Company's 2019 Annual Report to Shareholders and the Annual Report on Form 10-K can be accessed on www.investorvote.com/NCBS or under the Investor Relations section of the Company’s website at www.nicoletbank.com. The Company’s SEC filings are also available on the SEC’s website at http://www.sec.gov.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.

From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.